Exhibit 10.1

AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT

This Amendment to Administrative Services Agreement (the “Amendment”) is effective as of April 1, 2005 by and between Maryland Radiation Therapy Management Services, Inc., a Maryland corporation, (“MRTMS”) and Katin Radiation Therapy, P.A., a Maryland professional corporation (the “P.A.”).

RECITALS

A. MRTMS and the P.A. are parties to that certain Administrative Services Agreement dated as of October 31, 1998 (as amended, the “Original Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Original Agreement.

B. MRTMS and the P.A. desire to amend the Original Agreement to reflect certain modifications to the parties, terms and provisions of the Original Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties agree as follows:

1. Each of MRTMS and the P.A. agree and acknowledge that effective April 1, 2005, MRTMS ceased providing management services to the P.A. in connection with the radiation therapy facility located at 314 Franklin Avenue, Berlin, Maryland. Each of MRTMS and the P.A. further agree and acknowledge that MRTMS shall, pursuant to the terms and provisions of the Original Agreement, continue to provide management services to the P.A. in connection with the P.A.’s provision of professional radiation therapy services at other Maryland and Delaware facilities, currently Salisbury, Maryland and Seaford, Delaware.

2. Each of MRTMS and the P.A. agree and acknowledge that from and after the date hereof, Section 3.1 of the Original Agreement shall read as follows:

“3.1 Service Fee. For the services to be provided hereunder by MRTMS, the P.A. shall pay to MRTMS a monthly Service Fee of Nine Thousand Five Hundred and Eighty-Five Dollars ($9,585). The parties agree that the Service Fee represents the fair market value of the services provided by MRTMS hereunder and that the parties shall meet annually to reevaluate the value of services provided by MRTMS and shall establish the fair market value thereof for purposes of this Section 3.1.”

3. No Other Amendments. The provisions of this Amendment shall not affect, amend, modify or change any other provisions of the Original Agreement other than as explicitly set forth herein. The terms of the Original Agreement not affected, modified or changed by virtue of this Amendment shall remain in full force and effect.

4. Counterparts. This Amendment may be executed in counterparts, each of which shall be considered an original and all of which taken together shall constitute a single instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.

By:	/s/ David M. Koeninger
Name: David M. Koeninger
Title: Vice President

KATIN RADIATION THERAPY, P.A.

By:	/s/ Michael J. Katin, M.D.
Name: Michael J. Katin, M.D.
Title: President

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